UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 6, 2006

Pemco Aviation Group, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-13829	84-0985295
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1943 North 50th Street

Birmingham, Alabama 35212

(Address of Principal Executive Offices, Including Zip Code)

Registrant’s telephone number, including area code: (205) 592-0011

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On June 6, 2006, Pemco Aviation Group, Inc. (“Pemco”) was notified by The Boeing Company (“Boeing”) that Boeing was terminating a Memorandum of Agreement (“MOA”) among Boeing, L3/IS Integrated Systems (“L3”) and Pemco’s Birmingham, Alabama subsidiary, Pemco Aeroplex, Inc. Under the previously announced MOA, the companies had agreed on a teaming arrangement to compete for the next contract to perform Programmed Depot Maintenance (PDM) for the United States Air Force KC-135 aircraft.

In its termination notice, Boeing asserts that it received notice of an amendment to the request for proposal for the KC-135 program reducing the requested quantities of aircraft, and that the reduction is so unfavorable to Boeing that further participation in the program pursuant to the MOA is no longer practical or financially viable.

Pemco and Boeing are currently teamed on the KC-135 Bridge Contract through the government fiscal year ending September 2007, which remains unaffected by this termination. Pemco is currently evaluating several alternatives with respect to future KC-135 work.

On June 9, 2006, Pemco issued a press release announcing Boeing’s termination of the MOA. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Exhibit
99.1	Press release issued by Pemco Aviation Group, Inc. on June 9, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 9, 2006	PEMCO AVIATION GROUP, INC.

	By:	/s/ Randall C. Shealy
	Name:	Randall C. Shealy
	Title:	Senior Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Exhibit
99.1	Press release issued by Pemco Aviation Group, Inc. on June 9, 2006.